SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): September 16, 2005
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code)      (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On September 16, 2005, The GEO Group, Inc. (“GEO”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) to sell the juvenile services business of Correctional Services Corporation (“CSC”) to James F. Slattery, the current Chief Executive Officer of CSC, for $3.75 million. The parties to the Stock Purchase Agreement are GEO, JFS Development, LLC, a newly formed company owned by Mr. Slattery (the “Buyer”), and Mr. Slattery. The closing of the sale pursuant to the terms of the Stock Purchase Agreement (the “Closing”) is conditioned on the completion of GEO’s pending acquisition of CSC, which is currently scheduled to close in the fourth quarter of 2005.
     The Stock Purchase Agreement provides that, of the $3.75 million purchase price, $1.75 million will be paid in cash at the Closing, and the remaining $2.0 million will be paid in the form of a promissory note (the “Promissory Note”). The Promissory Note will bear interest at a rate of 6% per annum, and be payable in quarterly installments over the three-year period immediately following the Closing. The Stock Purchase Agreement also provides that the Buyer will be responsible for substantially all of the pre- and post-Closing liabilities related to CSC’s juvenile business. CSC will retain ownership of a 26-acre property in Newport News, Virginia, which used to house one of YSI’s former juvenile facilities.
     Capitalink, L.C., which acted as GEO’s financial advisor on the transaction, delivered an opinion to GEO’s board of directors stating that the consideration to be received by GEO pursuant to the terms of the Stock Purchase Agreement is fair, from a financial point of view, to GEO’s shareholders.
     Under the terms of the Stock Purchase Agreement, the sale price is subject to upward or downward adjustment in the event that certain juvenile services contracts in the name of CSC cannot be assigned to YSI and the Buyer.
     The Stock Purchase Agreement provides that if, at any time during the two-year period following the Closing of the sale, the Buyer, Mr. Slattery, YSI or any of their affiliates enters into a transaction which would result in a change in control (as defined in the Stock Purchase Agreement) of the Buyer, YSI, any other person or entity then in control of the juvenile services business, or the juvenile services business, GEO will be entitled to receive 50% of the net proceeds (as defined in the Stock Purchase Agreement) from any such transaction, as and when such proceeds are received by the sellers in any such transaction.
     The Stock Purchase Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. GEO’s press release issued in connection with the execution of the Stock Purchase Agreement is filed with this report as Exhibit 99.1 and is incorporated herein by reference.
     GEO is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, GEO. This Form 8-K Report contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that GEO files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to: (1) the risk that GEO’s acquisition of CSC may not be completed; (2) the risk that, even if GEO’s acquisition of CSC is completed, the sale of YSI to the Buyer may not be completed; (3) the risks associated with GEO’s ability to control operating costs associated with contract start-ups; (4) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (5) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (6) GEO’s ability to obtain future financing on acceptable terms; (7) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (8) other factors contained in GEO’s Securities and Exchange Commission filings, including its Form 10-K, 10-Q and 8-K reports.

Item 9.01 Financial Statements and Exhibits.
c) Exhibits
     The following exhibits are filed in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 16, 2005, by and among GEO, JFS Development, LLC, and James F. Slattery

99.1	Press Release of GEO, dated September 16, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 22, 2005

The GEO Group, Inc.
/s/ John G. O’Rourke
Name:	John G. O’Rourke
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 16, 2005, by and among GEO, JFS Development, LLC, and James F. Slattery

99.1	Press Release of GEO, dated September 16, 2005

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